Exhibit 99.1

WEBSTER REPORTS
SECOND QUARTER 2024 EPS OF $1.03; ADJUSTED EPS OF $1.26
STAMFORD, Conn., July 23, 2024 - Webster Financial Corporation (“Webster”) (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common stockholders of $177.5 million, or $1.03 per diluted share, for the quarter ended June 30, 2024, compared to $230.8 million, or $1.32 per diluted share, for the quarter ended June 30, 2023.
Second quarter 2024 results include $49.9 million pre-tax ($38.7 million after tax), or $0.231 per diluted share, of net securities repositioning losses. Excluding this item, adjusted earnings per diluted share would have been $1.261 for the quarter ended June 30, 2024.
“Webster continues to generate steady balance sheet growth in a challenging environment,” said John R. Ciulla, chairman and chief executive officer. “Our ability to grow loans, deposits, and interest income is facilitated by the diversity of our asset generation and funding sources.”
Highlights for the second quarter of 2024:
•Revenue of $614.6 million.
•Period end loan and lease balance of $51.6 billion, up $0.5 billion or 0.9 percent from prior quarter; consisting of 81.0 percent commercial loans and leases, 19.0 percent consumer loans, and a loan to deposit ratio of 82.8 percent.
•Period end deposit balance of $62.3 billion, up $1.5 billion or 2.5 percent from prior quarter; core deposit growth of $0.7 billion from prior quarter.
•Provision for credit losses of $59.0 million.
•Return on average assets of 0.96 percent; adjusted 1.16 percent1.
•Return on average tangible common equity of 14.17 percent1; adjusted 17.15 percent1.
•Net interest margin of 3.32 percent, down 3 basis points from prior quarter.
•Common equity tier 1 ratio of 10.62 percent.
•Efficiency ratio of 46.22 percent1.
•Tangible common equity ratio of 7.18 percent1.
“Webster’s strong capital position, earnings power, and operating efficiency provide us unique opportunities in managing our business,” said Glenn MacInnes, executive vice president and chief financial officer. “Of note this quarter were a securities portfolio repositioning and the announcement of a private credit joint venture.”
1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.

Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $10 million of revenue through its regional banking, middle market, asset-based lending, equipment finance, commercial real estate, sponsor finance, private banking, and treasury services business units. At June 30, 2024, Commercial Banking had $40.3 billion in loans and leases and $15.5 billion in deposits, as well as a combined $2.9 billion in assets under administration and management.
Commercial Banking Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2024	2023	(Unfavorable)
Net interest income	$337,588	$359,378	(6.1)%
Non-interest income	34,510	30,030	14.9
Operating revenue	372,098	389,408	(4.4)
Non-interest expense	104,588	100,074	(4.5)
Pre-tax, pre-provision net revenue	$267,510	$289,334	(7.5)

			Percent
	At June 30,		Increase/
(In millions)	2024	2023	(Decrease)
Loans and leases	$40,331	$40,477	(0.4)%
Deposits	15,464	16,033	(3.5)
AUA / AUM (off balance sheet)	2,948	2,757	6.9
Pre-tax, pre-provision net revenue decreased $21.8 million, to $267.5 million, in the quarter as compared to prior year. Net interest income decreased $21.8 million, to $337.6 million, primarily driven by higher loan yields offset by higher deposit rates and lower deposit balances. Non-interest income increased $4.5 million, to $34.5 million, primarily driven by increases in cash management fees, customer interest rate hedging activities, and other income. Non-interest expense increased $4.5 million, to $104.6 million, primarily resulting from continued investments in talent, operational support, and technology.

Healthcare Financial Services
Webster’s Healthcare Financial Services segment is comprised of HSA Bank and the Ametros business. This segment offers consumer-directed healthcare solutions that include health savings accounts, health reimbursement arrangements, administration of medical insurance claim settlements, flexible spending accounts and commuter benefits. Accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants, and financial advisors. At June 30, 2024, Healthcare Financial Services had $14.9 billion in total footings comprising $9.4 billion in deposits and $5.5 billion in assets under administration through linked investment accounts.
Healthcare Financial Services Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2024	2023	(Unfavorable)
Net interest income	$91,664	$75,421	21.5%
Non-interest income	27,465	23,023	19.3
Operating revenue	119,129	98,444	21.0
Non-interest expense	51,267	42,643	(20.2)
Pre-tax, net revenue	$67,862	$55,801	21.6

	At June 30,		Percent
(Dollars in millions)	2024	2023	Increase
Number of accounts (thousands)	3,337	3,177	5.0%

Deposits	$9,392	$8,208	14.4
Linked investment accounts (off balance sheet)	5,522	4,123	33.9
Total footings	$14,914	$12,331	20.9
Pre-tax net revenue increased $12.1 million, to $67.9 million, in the quarter as compared to prior year. The increase in pre-tax net revenue was partially attributable to the addition of Ametros in the first quarter of 2024. Net interest income increased $16.3 million, to $91.7 million, primarily due to $11.3 million from Ametros and an increase in net deposit spread coupled with deposit growth at HSA Bank. Non-interest income increased $4.5 million, to $27.5 million, primarily due to $5.4 million from Ametros, offset by a decrease of $0.9 million from HSA Bank. The decrease in HSA Bank was the net result of lower customer account fees partially offset by higher interchange revenue. Non-interest expense increased $8.7 million, to $51.3 million, primarily due to $11.3 million from Ametros. HSA Bank expenses were $2.6 million lower as lower occupancy expense was offset by higher compensation and benefits expense, and service contract expense related to account growth.

Consumer Banking
Webster’s Consumer Banking segment serves consumer and business banking customers primarily throughout southern New England and the New York metro and suburban markets. Consumer Banking is comprised of the consumer lending and business banking business units, as well as a distribution network consisting of 196 banking centers and 347 ATMs, a customer care center, and a full range of web and mobile-based banking services. Additionally, Webster Investments provides investment services to consumers and small business owners within Webster’s targeted markets and retail footprint. At June 30, 2024, Consumer Banking had $11.2 billion in loans and $27.1 billion in deposits, as well as $8.0 billion in assets under administration.
Consumer Banking Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2024	2023	(Unfavorable)
Net interest income	$202,679	$228,683	(11.4)%
Non-interest income	24,392	31,102	(21.6)
Operating revenue	227,071	259,785	(12.6)
Non-interest expense	115,905	119,388	2.9
Pre-tax, pre-provision net revenue	$111,166	$140,397	(20.8)

	At June 30,		Percent
(In millions)	2024	2023	Increase
Loans	$11,239	$11,124	1.0%
Deposits	27,108	26,191	3.5
AUA (off balance sheet)	7,976	7,848	1.6
Pre-tax, pre-provision net revenue decreased $29.2 million, to $111.2 million, in the quarter as compared to prior year. Net interest income decreased $26.0 million, to $202.7 million, primarily driven by higher rates paid on deposits, partially offset by loan and deposit growth. Non-interest income decreased $6.7 million, to $24.4 million, primarily driven by lower deposit service fees and loan related fees. Non-interest expense decreased $3.5 million, to $115.9 million, primarily driven by reduced occupancy and technology expenses.

Consolidated financial performance:
Quarterly net interest income compared to the second quarter of 2023:
•Net interest income was $572.3 million compared to $583.8 million.
•Net interest margin was 3.32 percent compared to 3.35 percent. The yield on interest-earning assets increased by 33 basis points, and the cost of interest-bearing liabilities increased by 39 basis points.
•Average interest-earning assets totaled $68.9 billion and decreased by $1.2 billion, or 1.8 percent.
•Average loans and leases totaled $51.4 billion and increased by $0.3 billion, or 0.5 percent.
•Average deposits totaled $61.7 billion and increased by $3.1 billion, or 5.4 percent.
Quarterly provision for credit losses:
•The provision for credit losses was $59.0 million in the quarter, contributing to a $27.9 million increase in the allowance for credit losses on loans and leases from the prior quarter. The provision also contributed to a decrease in the reserve on unfunded loan commitments of $2.0 million. The provision for credit losses was $45.5 million in the prior quarter, and $31.5 million a year ago.
•Net charge-offs were $33.1 million, compared to $37.5 million in the prior quarter, and $20.3 million a year ago. The ratio of net charge-offs to average loans and leases was 0.26 percent, compared to 0.29 percent in the prior quarter, and 0.16 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.30 percent of total loans and leases, compared to 1.26 percent at March 31, 2024, and 1.22 percent at June 30, 2023. The allowance represented 181 percent of nonperforming loans and leases at June 30, 2024, compared to 226 percent at March 31, 2024, and 287 percent at June 30, 2023.
Quarterly non-interest income compared to the second quarter of 2023:
•Total non-interest income was $42.3 million compared to $89.4 million, a decrease of $47.1 million. Total non-interest income includes a $49.9 million net loss on the sale of investment securities. Excluding this item, total non-interest income increased $2.8 million. The increase is primarily attributable to the addition of Ametros and an increase in other income, partially offset by lower deposit and loan servicing fees.

Quarterly non-interest expense compared to the second quarter of 2023:
•Total non-interest expense was $326.0 million compared to $344.1 million, an decrease of $18.1 million. Total non-interest expense in the year ago period includes $40.8 million of Sterling merger charges. Excluding those charges, total non-interest expense increased $22.7 million. The increase is primarily attributable to the addition of Ametros, higher compensation, increases in performance-based incentive accruals, and investments in technology.
Quarterly income taxes compared to the second quarter of 2023:
•Income tax expense was $47.9 million compared to $62.6 million, and the effective tax rate was 20.9 percent compared to 21.0 percent.
Investment securities:
•Total investment securities, net were $16.4 billion, compared to $16.3 billion at March 31, 2024, and $14.7 billion at June 30, 2023. The carrying value of the available-for-sale portfolio included $772.2 million of net unrealized losses, compared to $758.5 million at March 31, 2024, and $883.0 million at June 30, 2023. The carrying value of the held-to-maturity portfolio does not reflect $964.5 million of net unrealized losses, compared to $897.2 million at March 31, 2024, and $877.3 million at June 30, 2023.
Loans and leases:
•Total loans and leases were $51.6 billion, compared to $51.1 billion at March 31, 2024, and $51.6 billion at June 30, 2023. Compared to March 31, 2024, commercial real estate loans increased by $408.3 million, residential mortgages increased by $58.1 million, commercial loans and leases increased by $23.4 million, and consumer loans decreased by $15.1 million.
•Compared to a year ago, commercial loans and leases decreased by $1.7 billion, commercial real estate loans increased by $1.6 billion, residential mortgages increased by $144.1 million, and consumer loans decreased by $88.5 million.
•Loan originations for the portfolio were $3.0 billion, compared to $2.5 billion in both the prior quarter, and a year ago. In addition, $0.8 million of residential loans were originated for sale in the quarter, compared to $2.9 million in the prior quarter, and $5.7 million a year ago.

Asset quality:
•Total nonperforming loans and leases were $368.8 million, or 0.72 percent of total loans and leases, compared to $283.6 million, or 0.56 percent of total loans and leases, at March 31, 2024, and $218.9 million, or 0.42 percent of total loans and leases, at June 30, 2023.
•Past due loans and leases were $166.3 million, compared to $125.2 million at March 31, 2024, and $51.4 million at June 30, 2023. The increase from prior quarter is driven primarily by commercial non-mortgage, partially offset by commercial real estate and residential mortgages.
Deposits and borrowings:
•Total deposits were $62.3 billion, compared to $60.7 billion at March 31, 2024, and $58.7 billion at June 30, 2023. Core deposits to total deposits1 were 87.5 percent, compared to 88.6 percent at March 31, 2024, and 87.6 percent at June 30, 2023. The loan to deposit ratio was 82.8 percent, compared to 84.1 percent at March 31, 2024, and 87.9 percent at June 30, 2023.
•Total borrowings were $4.0 billion, compared to $4.9 billion at March 31, 2024, and $5.6 billion at June 30, 2023.
Capital:
•The return on average common stockholders’ equity and the return on average tangible common stockholders’ equity1 were 8.40 percent and 14.17 percent, respectively, compared to 11.38 percent and 18.12 percent, respectively, in the second quarter of 2023.
•The tangible equity1 and tangible common equity1 ratios were 7.56 percent and 7.18 percent, respectively, compared to 7.62 percent and 7.23 percent, respectively, at June 30, 2023. The common equity tier 1 ratio was 10.62 percent at June 30, 2024, compared to 10.65 percent at June 30, 2023.
•Book value and tangible book value per common share1 were $49.74 and $30.82, respectively, compared to $46.15 and $29.69, respectively, at June 30, 2023.

1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.

***

Webster Financial Corporation (NYSE:WBS) is the holding company for Webster Bank, N.A. Webster is a leading commercial bank in the Northeast that provides a wide range of digital and traditional financial solutions across three differentiated lines of business: Commercial Banking, Consumer Banking and Healthcare Financial Services, one of the country’s largest providers of employee benefits and administration of medical insurance claim settlements solutions. Headquartered in Stamford, CT, Webster is a values-driven organization with $77 billion in assets. Its core footprint spans the northeastern U.S. from New York to Massachusetts, with certain businesses operating in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s second quarter 2024 earnings announcement will be held today, Tuesday, July 23, 2024 at 9:00 a.m. Eastern Time. To listen to the live call, please dial 888-330-2446, or 240-789-2732 for international callers. The passcode is 8607257. The webcast, along with related slides, will be available via Webster’s Investor Relations website at investors.websterbank.com. A replay of the conference call will be available for one week via the website listed above, beginning at approximately 12:00 noon (Eastern) on July 23, 2024. To access the replay, dial 800-770-2030, or 609-800-9909 for international callers. The replay conference ID number is 8607257.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods. However, these words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: projections of revenues, expenses, expense savings, income or loss, earnings or loss per share, and other financial items; statements of plans, objectives, and expectations of Webster or its management or Board of Directors; statements of future economic performance; and statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause Webster’s actual results to differ from those discussed in any forward-looking statements include, but are not limited to: Webster’s ability to successfully execute its business plan and strategic initiatives, and manage any risks or uncertainties; continued regulatory changes or other mitigation efforts taken by government agencies in response to volatility in the banking industry, including due to the bank failures in 2023; volatility in Webster’s stock price due to investor sentiment and turmoil in the banking industry; local, regional, national, and international economic conditions, and the impact they may have on Webster or its customers; volatility and disruption in national and international financial markets, including as a result of geopolitical conflict; the impact of unrealized losses in Webster’s available-for-sale securities portfolio; changes in laws and regulations, or existing laws and regulations that Webster becomes subject to, including those concerning banking, taxes, dividends, securities, insurance, and healthcare administration, with which Webster and its subsidiaries must comply; adverse conditions in the securities markets that could lead to impairment in the value of Webster’s securities portfolio; inflation, monetary fluctuations, and changes in interest rates, including the impact of such changes on economic conditions, customer behavior, funding costs, and Webster’s loans and leases and securities portfolios; possible changes in governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued inflationary pressures and the impact of the 2024 U.S. presidential election; the timely development and acceptance of new products and services, and the perceived value of those products and services by customers; changes in deposit flows, consumer spending, borrowings, and savings habits; Webster’s ability to implement new technologies and maintain secure and reliable information and technology systems; the effects of any cybersecurity threats, attacks or events, or fraudulent activity, including those that involve Webster’s third-party vendors and service providers; performance by Webster’s counterparties and third-party vendors; Webster’s ability to increase market share and control expenses; changes in the competitive environment among banks, financial holding companies, and other traditional and non-traditional financial service providers; Webster’s ability to maintain adequate sources of funding and liquidity; changes in loan demand or real estate values; changes in the mix of loan geographies, sectors, or types and the level of nonperforming assets, charge-offs, and delinquencies; changes in estimates of future reserve requirements based upon periodic review under relevant regulatory and accounting requirements; insufficient allowance for credit losses; the effect of changes in accounting policies and practices applicable to Webster, including the impacts of recently adopted accounting guidance; legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; Webster’s ability to navigate any environmental, social, governmental, and sustainability concerns of different stakeholders and activists that may arise from its business activities; Webster’s ability to assess and monitor the effect of artificial intelligence on its business and operations; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto; and the other factors that are described in Webster’s Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by Webster in this release speaks only as of the date on which it is made. Factors or events that could cause Webster’s actual results to differ may emerge from time to time, and it is not possible for Webster to predict all of them. Webster undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income, return on average tangible common stockholders’ equity, and other performance ratios, in each case as adjusted, is included in the accompanying selected financial highlights table.

Webster believes that providing certain non-GAAP financial measures provides investors with information useful in understanding its financial performance, performance trends, and financial position. Webster utilizes these measures for internal planning and forecasting purposes. Webster, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. Webster believes that its presentation and discussion, together with the accompanying reconciliations, provides additional clarity of factors and trends affecting its business and allows investors to view performance in a manner similar to management.

The efficiency ratio, which represents the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. The return on average tangible common stockholders’ equity (ROATCE) represents net income available to common stockholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average preferred stock and average goodwill and net intangible assets. The tangible equity ratio represents stockholders’ equity less goodwill and net intangible assets divided by total assets less goodwill and net intangible assets. The tangible common equity ratio represents stockholders’ equity less preferred stock and goodwill and net intangible assets divided by total assets less goodwill and net intangible assets. Tangible book value per common share represents stockholders’ equity less preferred stock and goodwill and net intangible assets divided by common shares outstanding at the end of the period. Core deposits reflect total deposits less certificates of deposit and brokered certificates of deposit. Adjusted pre-tax net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS), adjusted ROATCE, and adjusted return on average assets (ROAA) are calculated excluding a net loss on sale of investment securities, which has been tax-effected.

These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Webster strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Refer the tables on page 19 for Non-GAAP to GAAP reconciliations.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023

Income and performance ratios:
Net income	$181,633	$216,323	$185,393	$226,475	$234,968
Net income available to common stockholders	177,471	212,160	181,230	222,313	230,806
Earnings per diluted common share	1.03	1.23	1.05	1.28	1.32
Return on average assets (annualized)	0.96%	1.15%	1.01%	1.23%	1.23%
Return on average tangible common stockholders' equity (annualized) (1)	14.17	16.30	14.49	17.51	18.12
Return on average common stockholders’ equity (annualized)	8.40	10.01	9.03	11.00	11.38
Non-interest income as a percentage of total revenue	6.88	14.89	10.05	13.34	13.28

Asset quality:
Allowance for credit losses on loans and leases	$669,355	$641,442	$635,737	$635,438	$628,911
Nonperforming assets	374,884	289,254	218,600	218,402	222,215
Allowance for credit losses on loans and leases / total loans and leases	1.30%	1.26%	1.25%	1.27%	1.22%
Net charge-offs / average loans and leases (annualized)	0.26	0.29	0.27	0.23	0.16
Nonperforming loans and leases / total loans and leases	0.72	0.56	0.41	0.43	0.42
Nonperforming assets / total loans and leases plus other real estate owned and repossessed assets	0.73	0.57	0.43	0.44	0.43
Allowance for credit losses on loans and leases / nonperforming loans and leases	181.48	226.17	303.39	295.48	287.35

Other ratios:
Tangible equity (1)	7.56%	7.54%	8.12%	7.62%	7.62%
Tangible common equity (1)	7.18	7.15	7.73	7.22	7.23
Tier 1 risk-based capital (2)	11.13	11.08	11.62	11.64	11.16
Total risk-based capital (2)	13.28	13.21	13.72	13.79	13.25
Common equity tier 1 risk-based capital (2)	10.62	10.57	11.11	11.12	10.65
Stockholders’ equity / total assets	11.46	11.49	11.60	11.21	11.18
Net interest margin	3.32	3.35	3.42	3.49	3.35
Efficiency ratio (1)	46.22	45.25	43.04	41.75	42.20

Equity and share related:
Common equity	$8,525,289	$8,463,519	$8,406,017	$7,915,222	$7,995,747
Book value per common share	49.74	49.07	48.87	46.00	46.15
Tangible book value per common share (1)	30.82	30.22	32.39	29.48	29.69
Common stock closing price	43.59	50.77	50.76	40.31	37.75
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	171,402	172,464	172,022	172,056	173,261
Weighted-average common shares outstanding - Basic	169,675	170,445	170,415	171,210	172,739
Weighted-average common shares outstanding - Diluted	169,937	170,704	170,623	171,350	172,803

(1)See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.
(2)Presented as preliminary for June 30, 2024, and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Assets:
Cash and due from banks	$346,868	$322,041	$283,623
Interest-bearing deposits	1,188,785	1,223,187	1,077,136
Investment securities:
Available-for-sale	7,808,874	8,601,141	7,759,341
Held-to-maturity, net	8,637,654	7,679,891	6,943,784
Total investment securities, net	16,446,528	16,281,032	14,703,125
Loans held for sale	248,137	239,763	10,963
Loans and leases:
Commercial	19,492,433	19,469,014	21,217,411
Commercial real estate	22,277,813	21,869,502	20,661,071
Residential mortgages	8,284,297	8,226,154	8,140,182
Consumer	1,518,922	1,533,972	1,607,384
Total loans and leases	51,573,465	51,098,642	51,626,048
Allowance for credit losses on loans and leases	(669,355)	(641,442)	(628,911)
Loans and leases, net	50,904,110	50,457,200	50,997,137
Federal Home Loan Bank and Federal Reserve Bank stock	348,263	381,451	407,968
Premises and equipment, net	417,700	423,128	426,310
Goodwill and other intangible assets, net	3,242,193	3,250,909	2,852,117
Cash surrender value of life insurance policies	1,241,367	1,237,828	1,239,077
Deferred tax assets, net	354,482	341,292	377,588
Accrued interest receivable and other assets	2,099,673	2,003,862	1,663,199
Total assets	$76,838,106	$76,161,693	$74,038,243

Liabilities and Stockholders’ Equity:
Deposits:
Demand	$9,996,274	$10,212,509	$11,157,390
Health savings accounts	8,474,857	8,603,184	8,206,844
Interest-bearing checking	9,509,202	9,498,036	8,775,975
Money market	19,559,083	18,615,031	16,189,678
Savings	6,965,774	6,881,663	7,131,587
Certificates of deposit	5,861,431	5,928,773	4,743,204
Brokered certificates of deposit	1,910,071	1,008,547	2,542,854
Total deposits	62,276,692	60,747,743	58,747,532
Securities sold under agreements to repurchase and other borrowings	239,524	361,886	243,580
Federal Home Loan Bank advances	2,809,843	3,659,930	4,310,371
Long-term debt	912,743	914,520	1,052,258
Accrued expenses and other liabilities	1,790,036	1,730,116	1,404,776
Total liabilities	68,028,838	67,414,195	65,758,517
Preferred stock	283,979	283,979	283,979
Common stockholders’ equity	8,525,289	8,463,519	7,995,747
Total stockholders’ equity	8,809,268	8,747,498	8,279,726
Total liabilities and stockholders’ equity	$76,838,106	$76,161,693	$74,038,243

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2024	2023	2024	2023
Interest income:
Interest and fees on loans and leases	$798,097	$771,973	$1,590,142	$1,488,329
Interest on investment securities	160,827	109,319	308,412	208,569
Loans held for sale	5,593	421	5,675	437
Other interest and dividends	11,769	51,683	23,907	66,989
Total interest income	976,286	933,396	1,928,136	1,764,324
Interest expense:
Deposits	361,263	251,466	697,234	401,670
Borrowings	42,726	98,101	90,866	183,542
Total interest expense	403,989	349,567	788,100	585,212
Net interest income	572,297	583,829	1,140,036	1,179,112
Provision for credit losses	59,000	31,498	104,500	78,247
Net interest income after provision for loan and lease losses	513,297	552,331	1,035,536	1,100,865
Non-interest income:
Deposit service fees	41,027	45,418	83,616	90,854
Loan and lease related fees	19,334	20,528	39,101	43,533
Wealth and investment services	8,556	7,391	16,480	13,978
Cash surrender value of life insurance policies	6,359	6,293	12,305	13,021
(Loss) on sale of investment securities, net	(49,915)	(48)	(59,741)	(16,795)
Other income	16,937	9,792	49,890	15,549
Total non-interest income	42,298	89,374	141,651	160,140
Non-interest expense:
Compensation and benefits	186,850	173,305	375,390	346,505
Occupancy	15,103	20,254	34,542	40,425
Technology and equipment	45,303	51,815	91,139	96,181
Marketing	4,107	5,160	8,388	8,636
Professional and outside services	14,066	29,385	27,047	61,819
Intangible assets amortization	8,716	9,193	17,910	18,690
Deposit insurance	15,065	13,723	39,288	26,046
Other expenses	36,811	41,254	68,240	78,254
Total non-interest expense	326,021	344,089	661,944	676,556
Income before income taxes	229,574	297,616	515,243	584,449
Income tax expense	47,941	62,648	117,287	128,477
Net income	181,633	234,968	397,956	455,972
Preferred stock dividends	(4,162)	(4,162)	(8,325)	(8,325)
Net income available to common stockholders	$177,471	$230,806	$389,631	$447,647

Weighted-average common shares outstanding - Diluted	169,937	172,803	170,351	172,839

Earnings per common share:
Basic	$1.03	$1.32	$2.27	$2.57
Diluted	1.03	1.32	2.26	2.57

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Interest income:
Interest and fees on loans and leases	$798,097	$792,045	$789,423	$793,626	$771,973
Interest on investment securities	160,827	147,585	128,924	113,395	109,319
Loans held for sale	5,593	82	280	17	421
Other interest and dividends	11,769	12,138	14,520	23,751	51,683
Total interest income	976,286	951,850	933,147	930,789	933,396
Interest expense:
Deposits	361,263	335,971	325,793	293,955	251,466
Borrowings	42,726	48,140	36,333	49,698	98,101
Total interest expense	403,989	384,111	362,126	343,653	349,567
Net interest income	572,297	567,739	571,021	587,136	583,829
Provision for credit losses	59,000	45,500	36,000	36,500	31,498
Net interest income after provision for loan and lease losses	513,297	522,239	535,021	550,636	552,331
Non-interest income:
Deposit service fees	41,027	42,589	37,459	41,005	45,418
Loan and lease related fees	19,334	19,767	21,362	19,966	20,528
Wealth and investment services	8,556	7,924	7,767	7,254	7,391
Cash surrender value of life insurance policies	6,359	5,946	6,587	6,620	6,293
(Loss) on sale of investment securities, net	(49,915)	(9,826)	(16,825)	—	(48)
Other income	16,937	32,953	7,465	15,537	9,792
Total non-interest income	42,298	99,353	63,815	90,382	89,374
Non-interest expense:
Compensation and benefits	186,850	188,540	184,914	180,333	173,305
Occupancy	15,103	19,439	18,478	18,617	20,254
Technology and equipment	45,303	45,836	46,486	55,261	51,815
Marketing	4,107	4,281	5,176	4,810	5,160
Professional and outside services	14,066	12,981	18,804	26,874	29,385
Intangible assets amortization	8,716	9,194	8,618	8,899	9,193
Deposit insurance	15,065	24,223	58,725	13,310	13,723
Other expenses	36,811	31,429	36,020	54,474	41,254
Total non-interest expense	326,021	335,923	377,221	362,578	344,089
Income before income taxes	229,574	285,669	221,615	278,440	297,616
Income tax expense	47,941	69,346	36,222	51,965	62,648
Net income	181,633	216,323	185,393	226,475	234,968
Preferred stock dividends	(4,162)	(4,163)	(4,163)	(4,162)	(4,162)
Net income available to common stockholders	$177,471	$212,160	$181,230	$222,313	$230,806

Weighted-average common shares outstanding - Diluted	169,937	170,704	170,623	171,350	172,803

Earnings per common share:
Basic	$1.03	$1.23	$1.05	$1.29	$1.32
Diluted	1.03	1.23	1.05	1.28	1.32

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields/Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended June 30,
		2024			2023
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$51,434,799	$808,309	6.23%	$51,184,715	$782,557	6.06%
Investment securities (1)	16,382,215	164,930	3.86	14,780,257	116,027	2.99
Federal Home Loan and Federal Reserve Bank stock	336,342	5,166	6.18	513,559	6,675	5.21
Interest-bearing deposits	483,947	6,603	5.40	3,528,824	45,008	5.05
Loans held for sale	222,080	5,593	10.07	96,537	421	1.74
Total interest-earning assets	68,859,383	$990,601	5.65%	70,103,892	$950,688	5.32%
Non-interest-earning assets	7,076,950			6,128,636
Total assets	$75,936,333			$76,232,528

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$10,156,691	$—	—%	$11,375,059	$—	—%
Health savings accounts	8,528,476	3,206	0.15	8,250,766	3,090	0.15
Interest-bearing checking, money market and savings	35,012,709	264,009	3.03	31,768,511	178,707	2.26
Certificates of deposit and brokered deposits	8,017,223	94,048	4.72	7,173,552	69,669	3.90
Total deposits	61,715,099	361,263	2.35	58,567,888	251,466	1.72

Securities sold under agreements to repurchase and other borrowings	198,324	1,114	2.22	215,874	63	0.11
Federal Home Loan Bank advances	2,429,653	33,727	5.49	6,724,139	88,556	5.21
Long-term debt (1)	913,608	7,885	3.55	1,061,526	9,482	3.68
Total borrowings	3,541,585	42,726	4.82	8,001,539	98,101	4.87
Total interest-bearing liabilities	65,256,684	$403,989	2.49%	66,569,427	$349,567	2.10%
Non-interest-bearing liabilities	1,945,912			1,267,803
Total liabilities	67,202,596			67,837,230

Preferred stock	283,979			283,979
Common stockholders’ equity	8,449,758			8,111,319
Total stockholders’ equity	8,733,737			8,395,298
Total liabilities and stockholders’ equity	$75,936,333			$76,232,528
Tax-equivalent net interest income		586,612			601,121
Less: Tax-equivalent adjustments		(14,315)			(17,292)
Net interest income		$572,297			$583,829
Net interest margin			3.32%			3.35%

(1)For the purposes of average yield/rate and margin computations, unsettled trades on investment securities, unrealized gains (losses) on available-for-sale investment securities, and basis adjustments on long-term debt from de-designated fair value hedges are excluded.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields/Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Six Months Ended June 30,
		2024			2023
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans and leases	$51,186,608	$1,610,173	6.23%	$50,642,963	$1,508,100	5.93%
Investment securities (1)	16,312,782	318,575	3.75	14,707,157	222,001	2.89
Federal Home Loan and Federal Reserve Bank stock	340,167	9,518	5.63	486,617	11,585	4.80
Interest-bearing deposits	528,174	14,389	5.39	2,221,119	55,404	4.96
Loans held for sale	117,749	5,675	9.64	50,838	437	1.72
Total interest-earning assets	68,485,480	$1,958,330	5.62%	68,108,694	$1,797,527	5.21%
Non-interest-earning assets	7,149,069			6,176,650
Total assets	$75,634,549			$74,285,344

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$10,369,552	$—	—%	$11,999,028	$—	—%
Health savings accounts	8,567,058	6,397	0.15	8,271,493	6,117	0.15
Interest-bearing checking, money market and savings	34,534,198	513,659	2.99	30,816,229	301,755	1.97
Certificates of deposit and brokered deposits	7,669,424	177,178	4.65	5,607,711	93,798	3.37
Total deposits	61,140,232	697,234	2.29	56,694,461	401,670	1.43

Securities sold under agreements to repurchase and other borrowings	234,570	3,222	2.72	563,517	7,890	2.78
Federal Home Loan Bank advances	2,559,642	71,094	5.49	6,201,884	156,682	5.02
Long-term debt (1)	947,269	16,550	3.60	1,066,859	18,970	3.67
Total borrowings	3,741,481	90,866	4.85	7,832,260	183,542	4.68
Total interest-bearing liabilities	64,881,713	$788,100	2.44%	64,526,721	$585,212	1.82%
Non-interest-bearing liabilities	2,005,971			1,452,640
Total liabilities	66,887,684			65,979,361

Preferred stock	283,979			283,979
Common stockholders’ equity	8,462,886			8,022,004
Total stockholders’ equity	8,746,865			8,305,983
Total liabilities and stockholders’ equity	$75,634,549			$74,285,344
Tax-equivalent net interest income		1,170,230			1,212,315
Less: Tax-equivalent adjustments		(30,194)			(33,203)
Net interest income		$1,140,036			$1,179,112
Net interest margin			3.33%			3.50%

(1)For the purposes of average yield/rate and margin computations, unsettled trades on investment securities, unrealized gains (losses) on available-for-sale investment securities, and basis adjustments on long-term debt from de-designated fair value hedges are excluded.

WEBSTER FINANCIAL CORPORATION Five Quarter Loans and Leases (unaudited)
(Dollars in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Loans and leases (actual):
Commercial non-mortgage	$18,021,758	$17,976,128	$18,214,261	$18,058,524	$19,499,160
Asset-based lending	1,470,675	1,492,886	1,557,841	1,632,962	1,718,251
Commercial real estate	22,277,813	21,869,502	21,157,732	20,583,254	20,661,071
Residential mortgages	8,284,297	8,226,154	8,227,923	8,228,451	8,140,182
Consumer	1,518,922	1,533,972	1,568,295	1,584,955	1,607,384
Loans and leases	51,573,465	51,098,642	50,726,052	50,088,146	51,626,048
Allowance for credit losses on loans and leases	(669,355)	(641,442)	(635,737)	(635,438)	(628,911)
Loans and leases, net	$50,904,110	$50,457,200	$50,090,315	$49,452,708	$50,997,137

Loans and leases (average):
Commercial non-mortgage	$17,995,654	$18,235,402	$18,181,417	$18,839,776	$19,220,435
Asset-based lending	1,473,175	1,523,616	1,588,350	1,663,481	1,756,051
Commercial real estate	22,186,566	21,403,765	20,764,834	20,614,334	20,518,355
Residential mortgages	8,252,397	8,225,151	8,240,390	8,200,938	8,067,349
Consumer	1,527,007	1,550,484	1,577,349	1,593,659	1,622,525
Loans and leases	$51,434,799	$50,938,418	$50,352,340	$50,912,188	$51,184,715

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Nonperforming loans and leases:
Commercial non-mortgage	$210,906	$203,626	$134,617	$121,067	$109,279
Asset-based lending	29,791	34,915	35,090	10,350	9,450
Commercial real estate	96,337	14,323	11,314	31,004	47,972
Residential mortgages	11,345	8,407	5,591	27,312	26,751
Consumer	20,457	22,341	22,932	25,320	25,417
Total nonperforming loans and leases	$368,836	$283,612	$209,544	$215,053	$218,869

Other real estate owned and repossessed assets:
Commercial non-mortgage	$5,013	$5,540	$8,954	$2,687	$2,152
Residential mortgages	—	—	—	662	662
Consumer	1,035	102	102	—	532
Total other real estate owned and repossessed assets	$6,048	$5,642	$9,056	$3,349	$3,346
Total nonperforming assets	$374,884	$289,254	$218,600	$218,402	$222,215

Past due 30-89 days:
Commercial non-mortgage (1)	$134,794	$15,365	$7,071	$38,875	$32,074
Commercial real estate	10,284	72,999	9,002	3,491	1,970
Residential mortgages	13,008	17,580	21,047	16,208	10,583
Consumer	8,185	6,824	9,417	12,016	6,718
Total past due 30-89 days	$166,271	$112,768	$46,537	$70,590	$51,345
Past due 90 days or more and accruing	9	12,460	52	138	29
Total past due loans and leases	$166,280	$125,228	$46,589	$70,728	$51,374
(1)In July 2024, $117.9 million of the commercial non-mortgage loans and leases past due 30-89 days were paid current.

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	Three Months Ended
(Dollars in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
ACL on loans and leases, beginning balance	$641,442	$635,737	$635,438	$628,911	$613,914
Provision	61,041	43,194	34,300	35,839	35,249
Charge-offs:
Commercial portfolio	33,356	38,461	28,794	27,360	21,945
Consumer portfolio	1,418	1,330	6,878	3,642	1,085
Total charge-offs	34,774	39,791	35,672	31,002	23,030
Recoveries:
Commercial portfolio	360	553	396	292	1,024
Consumer portfolio	1,286	1,749	1,275	1,398	1,754
Total recoveries	1,646	2,302	1,671	1,690	2,778
Total net charge-offs	33,128	37,489	34,001	29,312	20,252
ACL on loans and leases, ending balance	$669,355	$641,442	$635,737	$635,438	$628,911
ACL on unfunded loan commitments, ending balance	22,456	24,495	24,734	23,040	22,366
ACL, ending balance	$691,811	$665,937	$660,471	$658,478	$651,277

WEBSTER FINANCIAL CORPORATION
Non-GAAP to GAAP Reconciliations

	Three Months Ended
(In thousands, except per share data)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Efficiency ratio:
Non-interest expense	$326,021	$335,923	$377,221	$362,578	$344,089
Less: Foreclosed property activity	(364)	(330)	(96)	(492)	(432)
Intangible assets amortization	8,716	9,194	8,618	8,899	9,193
Operating lease depreciation	560	663	900	1,146	1,639
FDIC special assessment estimate	—	11,862	47,164	—	—
Merger related expenses (1)	—	3,139	30,679	61,625	40,840
Adjusted non-interest expense	$317,109	$311,395	$289,956	$291,400	$292,849
Net interest income	$572,297	$567,739	$571,021	$587,136	$583,829
Add: Tax-equivalent adjustment	14,315	15,879	17,830	17,906	17,292
Non-interest income	42,298	99,353	63,815	90,382	89,374
Other income (2)	7,802	7,626	5,099	3,614	5,035
Less: Operating lease depreciation	560	663	900	1,146	1,639
(Loss) on sale of investment securities, net	(49,915)	(9,826)	(16,825)	—	(48)
Net gain on sale of mortgage servicing rights	—	11,655	—	—	—
Adjusted income	$686,067	$688,105	$673,690	$697,892	$693,939
Efficiency ratio	46.22%	45.25%	43.04%	41.75%	42.20%

ROATCE:
Net income	$181,633	$216,323	$185,393	$226,475	$234,968
Less: Preferred stock dividends	4,162	4,163	4,163	4,162	4,162
Add: Intangible assets amortization, tax-effected	6,886	7,263	6,808	7,030	7,262
Adjusted net income	$184,357	$219,423	$188,038	$229,343	$238,068
Adjusted net income, annualized basis	$737,428	$877,692	$752,152	$917,372	$952,272
Average stockholders’ equity	$8,733,737	$8,759,992	$8,312,798	$8,370,469	$8,395,298
Less: Average preferred stock	283,979	283,979	283,979	283,979	283,979
Average goodwill and other intangible assets, net	3,246,940	3,090,751	2,838,770	2,847,560	2,856,581
Average tangible common stockholders’ equity	$5,202,818	$5,385,262	$5,190,049	$5,238,930	$5,254,738
Return on average tangible common stockholders’ equity	14.17%	16.30%	14.49%	17.51%	18.12%
(1)Merger related expenses include Ametros acquisition expenses for the three months ended March 31, 2024. 2023 periods primarily include charges related to the merger with Sterling.
(2)Other income includes the taxable-equivalent of net income generated from low income housing tax-credit investments.

(In thousands, except per share data)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Tangible equity:
Stockholders’ equity	$8,809,268	$8,747,498	$8,689,996	$8,199,201	$8,279,726
Less: Goodwill and other intangible assets, net	3,242,193	3,250,909	2,834,600	2,843,217	2,852,117
Tangible stockholders’ equity	$5,567,075	$5,496,589	$5,855,396	$5,355,984	$5,427,609
Total assets	$76,838,106	$76,161,693	$74,945,249	$73,130,851	$74,038,243
Less: Goodwill and other intangible assets, net	3,242,193	3,250,909	2,834,600	2,843,217	2,852,117
Tangible assets	$73,595,913	$72,910,784	$72,110,649	$70,287,634	$71,186,126
Tangible equity	7.56%	7.54%	8.12%	7.62%	7.62%

Tangible common equity:
Tangible stockholders’ equity	$5,567,075	$5,496,589	$5,855,396	$5,355,984	$5,427,609
Less: Preferred stock	283,979	283,979	283,979	283,979	283,979
Tangible common stockholders’ equity	$5,283,096	$5,212,610	$5,571,417	$5,072,005	$5,143,630
Tangible assets	$73,595,913	$72,910,784	$72,110,649	$70,287,634	$71,186,126
Tangible common equity	7.18%	7.15%	7.73%	7.22%	7.23%

Tangible book value per common share:
Tangible common stockholders’ equity	$5,283,096	$5,212,610	$5,571,417	$5,072,005	$5,143,630
Common shares outstanding	171,402	172,464	172,022	172,056	173,261
Tangible book value per common share	$30.82	$30.22	$32.39	$29.48	$29.69

Core deposits:
Total deposits	$62,276,692	$60,747,743	$60,784,284	$60,331,767	$58,747,532
Less: Certificates of deposit	5,861,431	5,928,773	5,574,048	5,150,139	4,743,204
Brokered certificates of deposit	1,910,071	1,008,547	2,890,411	2,337,380	2,542,854
Core deposits	$54,505,190	$53,810,423	$52,319,825	$52,844,248	$51,461,474

Three Months Ended June 30, 2024
Adjusted ROATCE:
Net income	$181,633
Less: Preferred stock dividends	4,162
Add: Intangible assets amortization, tax-effected	6,886
Loss on sale of investment securities, net, tax-effected	38,694
Adjusted net income	$223,051
Adjusted net income, annualized basis	$892,204
Average stockholders’ equity	$8,733,737
Less: Average preferred stock	283,979
Average goodwill and other intangible assets, net	3,246,940
Average tangible common stockholders’ equity	$5,202,818
Adjusted return on average tangible common stockholders’ equity	17.15%

Adjusted ROAA:
Net income	$181,633
Add: Loss on sale of investment securities, net, tax-effected	38,694
Adjusted net income	$220,327
Adjusted net income, annualized basis	$881,308
Average assets	$75,936,333
Adjusted return on average assets	1.16%

GAAP to adjusted reconciliation:	Three Months Ended June 30, 2024
(In millions, except per share data)	Pre-Tax Income	Net Income Available to Common Stockholders	Diluted EPS
Reported (GAAP)	$229.6	$177.5	$1.03
Loss on sale of investment securities, net	49.9	38.7	0.23
Adjusted (non-GAAP)	$279.5	$216.2	$1.26